EXHIBIT 5

FIRST TENNESSEE BUILDING 165 MADISON AVENUE SUITE 2000 MEMPHIS, TENNESSEE 38103 PHONE: 901.526.2000 FAX: 901.577.2303

www.bakerdonelson.com
Jackie G. Prester
Direct Dial: 901.577.8114
Direct Fax: 901.577.0762
E-Mail Address: jprester@bakerdonelson.com
June 27, 2011
Fidelity Southern Corporation
One Securities Centre, Suite 1550
3490 Piedmont Road
Atlanta GA 30305-4800
     Re: Registration Statement on Form S-3
Ladies and Gentlemen:
     We have acted as counsel to Fidelity Southern Corporation, a Georgia corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-3 (the “Registration Statement”), relating to the potential resale from time to time by the selling shareholders as identified in the Registration Statement (the “Selling Shareholders”) of some or all of the 2,470,525 shares of common stock (the “Shares”) of the Company.
     In connection with this opinion, we have examined and relied upon the Registration Statement and related prospectus and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below, and we have undertaken no independent verification with respect thereto. We have assumed the genuineness and authenticity of all documents submitted to us as originals, and the conformity to originals of all documents where due execution and delivery are a prerequisite to the effectiveness thereof. As to certain factual matters, we have relied upon a certificate of officers of the Company and have not sought to independently verify such matters.
     On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares have been duly authorized by the Company and are legally issued, fully paid and non-assessable.
     This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein. This opinion is being rendered for the benefit of the Company in connection with the matters addressed herein.
     Our opinions expressed above are limited to federal and Georgia law, and we express no opinion with respect to the applicability of any other laws.
ALABAMA    • GEORGIA    • LOUISIANA    • MISSISSIPPI TENNESSEE    • WASHINGTON, D.C.

June 27, 2011

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the heading “Legal Matters” in the Prospectus constituting part of the Registration Statement.

Sincerely, BAKER, DONELSON, BEARMAN, CALDWELL & BERKOWITZ, PC
/s/ Jackie G. Prester

Jackie G. Prester